Exhibit 10.9

                               LICENSE AGREEMENT


                 AGREEMENT, dated as of       , 1994, between KNOGO NORTH
AMERICA INC., a Delaware corporation ("Knewco"), and KNOGO CORPORATION, a New York corporation ("Knogo").

                             W I T N E S S E T H :

                 WHEREAS, Knogo and Knewco are parties to the Contribution and
Divestiture Agreement, dated as of         , 1994 (the "Divestiture
Agreement"), pursuant to which Knewco was formed to continue Knogo's business operations in the Knewco Territory (as defined below);

                 WHEREAS, Knogo and Knewco, together with Sensormatic Electronics Corporation, a Delaware corporation ("Sensormatic"), are parties to the Agreement and Plan of Merger dated as of August 14, 1994 between Sensormatic, Knogo and Knewco (the "Merger Agreement"), pursuant to which Knogo is to be merged with and into Sensormatic;

                 WHEREAS, pursuant to the Divestiture Agreement, certain patent rights, technology and other assets of Knogo were transferred to Knewco, including the Knewco SuperStrip Patent Rights and rights in the Knewco Territory with respect to the SuperStrip Technology (as such terms are defined below), which may be utilized in the manufacture, sale and promotion of material with particular application to source labelling and source embedding;

                 WHEREAS, Knogo wishes to obtain from Knewco certain licenses under such patent rights and technology, including a non-exclusive license from Knewco under the Knewco SuperStrip Patent Rights and the SuperStrip Technology in the Knewco Territory, subject to the terms and conditions of this Agreement, and Knewco is willing to grant such licenses;

                 WHEREAS, it is contemplated that Sensormatic will succeed to the rights of Knogo pursuant to the Merger Agreement; and

                 WHEREAS, the execution and delivery of this Agreement is a condition to the respective obligations of the parties under the Merger Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

                 1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

                 (a) "Affiliate" means an entity controlled by, controlling or under common control with a specified entity. As used herein, the term "control" includes, but is not limited to, the right to vote directly or indirectly 50% or more of the voting stock of an entity or the right to direct or influence significantly such entity's management or policies.

                 (b) "Change of Control" means any transaction or series of transactions pursuant to which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the "beneficial owner" (as such term is defined in Rule 13(d) under the Exchange Act) of more than 50% of the combined voting power of Knewco or (ii) the business, and substantially all of the assets, of Knewco relating to the Products are sold or transferred to an unaffiliated third party.
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                 (c)      "Knewco Product Patent Rights" means (i) all the
United States and Canadian patents and patent applications with respect to the Products and the Product Technology, as listed on Schedule I (but exclusive of the Knewco SuperStrip Patent Rights), (ii) any continuation, continuation-in-part or division of any such patent application and any patents issuing on any thereof, (iii) any reissues, extensions or renewals of any patents referred to in clauses (i) or (ii) of this Section 1(c) and (iv) any patent application filed at any time hereafter by or on behalf of Knewco in the United States or Canada, and any patent issued thereon, with respect to any Product Technology.

                 (d) "Knewco Territory" means the fifty states of the United States of America, the District of Columbia, Puerto Rico and Canada.

                 (e) "Pinned Wall Patent Rights" means (i) the United States and Canadian patents and patent applications listed on Schedule II, (ii) any continuation, continuation-in-part or division of any such patent application and any patents issuing on any thereof, and (iii) any reissues, extensions or renewals of any patents referred to in clauses (i) or (ii) of this Section 1(e).

                 (f) "Products" means the Products currently marketed by Knewco or Knogo, other than SuperStrip, including those listed on Schedule III, and including all parts and components thereof. If applicable, Products shall include any Product embodying a Product Improvement as contemplated by this Agreement.

                 (g) "Product Improvements" means all improvements, modifications, developments, revisions or enhancements of any Product or of the means of manufacturing such Product, whether or not covered by a patent, including without limitation improvements to Products which enhance performance, durability or quality, expand applications for use or reduce cost of manufacture, which are developed or acquired by any party (by purchase, license or otherwise), alone or together with others, and embodied in such party's Products or used in the manufacture thereof.

                 (h) "Product Technology" means concepts, ideas, inventions, designs, devices, processes, technical information and know-how, whether or not described in the Knewco Product Patent Rights or constituting trade secrets, existing on the date hereof, and which relate to the design, manufacture, use, installation, service or maintenance of Products, and all written or electronic expressions or embodiments thereof, including, without limitation, prototypes, schematics, plans, designs, blue-prints, drawings, specifications, software, algorithms, manuals, notebooks and records.

                 (i) "SuperStrip" means the SuperStrip material described in Schedule IV. If applicable, SuperStrip shall include any SuperStrip material embodying a SuperStrip Improvement as contemplated by this Agreement.

                 (j) "SuperStrip Improvements" means all improvements, modifications, developments, revisions or enhancements of SuperStrip material or of the means of manufacturing such material, whether or not covered by a patent, including without limitation improvements to such material which enhance performance, durability or quality, expand applications for use or reduce cost of manufacture, which are developed or acquired by any party (by purchase, license or otherwise), alone or together with others, and embodied in the SuperStrip material sold by such party or used in the manufacture thereof.

                 (k) "Knewco SuperStrip Patent Rights" means (i) the United States and Canadian patents and patent applications with respect to SuperStrip and the SuperStrip Technology, as listed on Schedule IV-1, (ii) any continuation, continuation-in-part or division of any such patent applications and any patents issuing on any thereof, (iii) any reissues, extensions or renewals of any patents referred to in clauses (i) or (ii) of this Section 1(k), and (iv) any patent application filed at any time hereafter by or on behalf of Knewco in the United States or Canada, and any patent issued thereon, with respect to any SuperStrip Technology.

                 (l) "Knogo SuperStrip Patent Rights" means (i) patents and patent applications in any jurisdiction other than the United States and Canada with respect to SuperStrip and the SuperStrip Technology, as listed on
Schedule IV-2, and any additional corresponding patent applications filed in any such jurisdiction after the date hereof, (ii) any continuation, continuation-in-part or division of any such patent applications and any patents issuing on any thereof and (iii) any reissues, extensions or renewals of any patents referred to in clauses (i) or (ii) of this Section 1(l).

                 (m) "SuperStrip Technology" means concepts, ideas, inventions, designs, devices, processes, technical information and know-how, whether or not described in the Knewco SuperStrip Patent Rights or Knogo SuperStrip Patent Rights or constituting trade secrets, existing on the date hereof, and which relate to the design, manufacture or use of SuperStrip material or any SuperStrip label product, and all written or electronic expressions or embodiments thereof, including, without limitation, prototypes, schematics, plans, designs, blue-prints, drawings, specifications, software, algorithms, manuals, notebooks and records.

                 (n) "Knogo Product Patent Rights" means (i) patents and patent applications in any jurisdiction other than the United States and Canada with respect to Products and the Product Technology (but exclusive of the Knogo SuperStrip Patent Rights) and any additional corresponding patent applications filed in any such jurisdiction after the date hereof, (ii) any continuation, continuation-in-part or division of any such patent applications and any patents issuing on any thereof and (iii) any reissues, extensions or renewals of any patents referred to in clauses (i) or (ii) of this Section 1(n).

                 (o) "Trademarks" means such trademarks, trade names, service marks, slogans, labels, logos and other trade identifying symbols, whether or not registered with any governmental authority, which at any time have been used, or developed for use, in connection with the Products or SuperStrip by Knogo or Knewco. A list of the Trademarks is set forth in
Schedule V.

                 Unless otherwise required by the context, references to "Knogo" in this Agreement shall be deemed to refer also to Sensormatic as the successor to Knogo pursuant to the Merger Agreement.

                 2.       LICENSES AND TECHNOLOGY TRANSFERS BY KNEWCO.

                 (a) GRANT OF LICENSES. Pursuant to the Divestiture Agreement, Knewco obtained the Knewco Product Patent Rights and the Knewco SuperStrip Patent Rights and all rights to the Product Technology and SuperStrip Technology in the Knewco Territory, and Knogo retained all corresponding patent rights and all rights to the Product Technology and SuperStrip Technology outside the Knewco Territory.

                         (i) In order to permit Knogo to produce products in the Knewco Territory, Knewco, subject to the terms and conditions of this Agreement, grants to Knogo a fully-paid, perpetual, non-exclusive right and license, with the right to sublicense others, to practice and use the Knewco Product Patent Rights and the Product Technology in the Knewco Territory to use, make and have made products, provided that such products are marketed, distributed, sold or leased outside of the Knewco Territory for use outside of the Knewco Territory.

                        (ii) Subject to the terms and conditions of this Agreement, Knewco grants to Knogo a fully-paid, perpetual, non-exclusive right and license, including the right to sublicense to others, to practice and use the Knewco SuperStrip Patent Rights and the SuperStrip Technology in the Knewco Territory to use, make, have made, market, distribute, sell or lease
         SuperStrip material and products used in conjunction therewith or otherwise utilizing the Knewco SuperStrip Patent Rights and/or SuperStrip Technology.

                 (b) FURTHER ASSISTANCE. In order to assist Sensormatic, as successor to Knogo, in establishing its own capacity to manufacture Products and SuperStrip, Knewco shall:

                        (i) transfer to Sensormatic, not later than 10 days after the date hereof, the Product Technology and SuperStrip Technology by delivering copies of all existing written or electronic expressions or embodiments thereof, including, without limitation, prototypes, schematics, plans, designs, blue-prints, drawings, specifications, software, algorithms, manuals, notebooks and records, and including bills of materials and components for each Product and each version of SuperStrip, specifying the sources of supply of each thereof. Knewco agrees that (A) prior to the date of delivery it shall reduce to writing all Product Technology and SuperStrip Technology which has not heretofore been expressed in written or electronic form, (B) all such writings shall be in English and (C) all expressions and embodiments delivered to Sensormatic shall together constitute a clear and complete description of all of the Product Technology and SuperStrip Technology sufficient to provide Sensormatic with all information reasonably required by it for the manufacture (including the design, manufacture and operation of related tooling, equipment and processes), testing, installation, service and maintenance of the Products and SuperStrip by Sensormatic;

                       (ii) conduct, without charge and at times reasonably requested by Sensormatic, six to ten training sessions with respect to the Products, Product Technology, SuperStrip and SuperStrip Technology for Sensormatic personnel at Knewco's facilities in Cidra, Puerto Rico; and

                      (iii) during the 18 months following the date of this Agreement, make available, as requested by Sensormatic and without charge, at Sensormatic's manufacturing facilities or other locations, the services of its engineering, manufacturing and service personnel, up to a maximum of 500 man-hours over such 18 months, with respect to all aspects of the manufacture (including the design, manufacture and operation of related tooling, equipment and processes), testing, installation, service and maintenance of the Products and SuperStrip. If requested by Sensormatic, such services may include plant tours and inspection of manufacturing equipment and processes at Knewco's facilities. If Sensormatic requests such services in excess of such 500 man-hours, Knewco shall provide them to Sensormatic at a daily rate of approximately $500 calculated on the basis of the annual salary and other direct employment costs of the individuals involved, plus reasonable out-of-pocket expenses.

                 3. TRADEMARK LICENSE. Knewco grants to Knogo a fully-paid, perpetual, non-exclusive right and license within the Knewco Territory, with the right to sublicense others, to apply the Trademarks to Products and any other products, provided that such Products and other products are marketed, distributed, sold or leased outside of the Knewco Territory for use outside of the Knewco Territory. Knewco further grants to Knogo a fully-paid, perpetual, non-exclusive, world-wide right and license, with the right to sublicense to others, to apply any SuperStrip trademarks and trade names to SuperStrip or products used in conjunction with SuperStrip. The foregoing licenses shall be subject to an obligation by Knogo to maintain the quality of the products marketed, distributed, sold or leased under this trademark license at reasonable standards established by Knewco. Knewco reserves the right to inspect the quality of such products during the term of this license.

                 4.       ADDITIONAL LICENSES; SUPPLY ARRANGEMENTS.

                 (a) Subject to the terms and conditions of this Agreement, Knogo grants to Knewco fully-paid, perpetual, non-exclusive licenses (i) to practice and use the Knogo SuperStrip Patent Rights and SuperStrip Technology to use, make or have made SuperStrip outside the Knewco Territory; and (ii) to practice and use the Knogo Product Patent Rights and Product Technology to use, make or have made products outside the Knewco Territory; but provided in each case that such SuperStrip or other products are marketed, distributed, leased or sold inside the Knewco Territory for use inside the Knewco Territory, and provided in each case that Knewco notifies Sensormatic of the location of such manufacture and the identity of the manufacturer. Knewco shall have no right to grant sublicenses to others under the foregoing licenses, except for the purpose of having SuperStrip or such other products made for Knewco in accordance with this Section 4(a).

                 (b) If a Change of Control of Knewco occurs, Knewco or its successor shall have the following additional rights with respect to the Knogo SuperStrip Patent Rights and SuperStrip Technology. If Sensormatic or any of its Affiliates, before or after such Change of Control, assigns rights in or licenses the Knogo SuperStrip Patent Rights or SuperStrip Technology to a party which is not its Affiliate (other than a distributor or dealer of Sensormatic or a party which manufactures, installs or services SuperStrip for Sensormatic, any of its Affiliates or any customers of Sensormatic or of its Affiliates for affixing on or incorporating into such customers' own products), Knewco or such successor shall have the further right to obtain a non-exclusive license outside of the Knewco Territory under the Knogo SuperStrip Patent Rights and SuperStrip Technology on the most favorable terms granted to any such non-affiliated licensee, provided that Knewco or its successor meets and accepts all essential economic and other terms and conditions of such third-party license.

                 (c) If Sensormatic chooses to manufacture the SuperStrip material or to have such material manufactured by others under contract to Sensormatic, Sensormatic shall, as requested by Knewco, either: (i) supply to Knewco its requirements for such material at the following prices: (A) during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof, a price equal to Sensormatic's Cost (as defined below), and
(B) during the five-year period thereafter, a price equal to the lesser of (1) Sensormatic's Cost plus 10% and (2) the most favorable prices granted by Sensormatic to any of its customers, dealers and distributors (excluding any trial prices or isolated transactions); or (ii) permit Knewco to purchase its requirements for such material directly from Sensormatic's supplier, subject in either case to reasonable arrangements governing orders, payment, forecasts, availability, term and the like. For purposes of this Section 4(c), "Sensormatic's Cost" shall mean the total material, components, labor and direct, manufacturing-related overhead costs (exclusive of research and development expenses) incurred by Sensormatic in producing the SuperStrip material sold to Knewco, determined on a basis consistent with Sensormatic's determination of such cost used in its financial statements and in accordance with generally accepted accounting principles consistently applied over all periods. Notwithstanding the foregoing, if a Change of Control of Knewco occurs, Sensormatic shall, as requested by Knewco or its successor, either: (i) supply to Knewco, or its successor, its requirements for such material at a price equal to Sensormatic's Cost plus 10% for the period commencing on the date of effectiveness of such Change of Control and ending on the second anniversary thereof; or (ii) supply to Knewco, or its successor, its requirements for such material for the period commencing on the date of effectiveness of such Change of Control and ending on the fifth anniversary thereof, at the most favorable prices granted by Sensormatic to any of its customers, dealers and distributors (excluding any trial prices or isolated transactions), provided that in no event shall the term of the foregoing agreement exceed ten years from the date of this Agreement, and subject in any case to reasonable arrangements governing orders, payment, forecasts, availability, term and the like.

                 (d) If Knewco chooses to manufacture the SuperStrip material or to have such material manufactured by others under contract to Knewco, Knewco shall, as requested by Sensormatic, either: (i) supply to Sensormatic its requirements for such material at a price equal to Knewco's Cost (as defined below); or (ii) permit Sensormatic to purchase its requirements for such material directly from Knewco's supplier, subject in either case to reasonable arrangements governing orders, payment, forecasts, availability, term and the like. For purposes of this Section 4(d), "Knewco's Cost" shall mean the total material, components, labor and direct, manufacturing-related overhead costs (exclusive of research and development expenses) incurred by Knewco in producing the SuperStrip material sold to Sensormatic, determined on a basis consistent with Knewco's determination of such cost used in its financial statements and in accordance with generally accepted accounting principles consistently applied over all periods. The term of the foregoing agreement shall be five years from the date hereof.

                 5.       IMPROVEMENTS; OTHER MATTERS.

                 (a) Knewco grants to Knogo a fully paid, non-exclusive, perpetual right and license, including the right to sublicense others, under any and all applicable existing or future patents and patent applications or otherwise, (i) to practice and use in the Knewco Territory any Product Improvements developed or acquired by Knewco or any of its Affiliates on or before the fifth anniversary of the date hereof, in order to use, make or have made Products embodying such Product Improvements, provided that such Products embodying such Product Improvements are marketed, distributed, sold or leased outside of the Knewco Territory for use outside of the Knewco Territory, and
(ii) to practice and use any such Product Improvements to make or have made, use, market, distribute, sell, lease, install, service and maintain Products embodying such Product Improvements outside of the Knewco Territory for use outside of the Knewco Territory. Notwithstanding the foregoing, in the case of any Product Improvements obtained by Knewco from third parties, this license shall be subject to the payment by Knogo of any royalty payable by Knewco with respect to a like use by Knewco.

                 (b) Knewco grants to Knogo a fully paid, non-exclusive, perpetual right and license, including the right to sublicense others, under any and all applicable existing or future patents and patent applications or otherwise, (i) to practice and use in the Knewco Territory any SuperStrip Improvements developed or acquired by Knewco or any of its Affiliates on or before the fifth anniversary of the date hereof, in order to make or have made products embodying such SuperStrip Improvements, provided that such products embodying such SuperStrip Improvements are marketed, distributed, sold or leased outside of the Knewco Territory for use outside of the Knewco Territory, and (ii) to practice and use any such SuperStrip Improvements to make or have made, use, market, distribute, sell, install, service and maintain products embodying such SuperStrip Improvements outside of the Knewco Territory for use outside of the Knewco Territory. Notwithstanding the foregoing, in the case of any SuperStrip Improvements obtained by Knewco from third parties, this license shall be subject to the payment by Knogo of any royalty payable by Knewco with respect to a like use by Knewco.

                 (c) Knogo grants to Knewco a fully-paid, non-exclusive, perpetual right and license, including the right to sublicense others, under any and all applicable existing or future patents and patent applications or otherwise, (i) to practice and use outside the Knewco Territory any Product Improvements developed or acquired by Knogo or any of its Affiliates on or before the fifth anniversary of the date hereof, in order to use, make or have made Products embodying such Product Improvements, provided that such Products embodying such Product Improvements are marketed, distributed, sold or leased within the Knewco Territory for use within the Knewco Territory, and (ii) to practice and use any such Product Improvements to make or have made, use, market, distribute, sell, lease, install, service and maintain Products embodying such Product Improvements within the Knewco Territory for use within the Knewco Territory. Notwithstanding the foregoing, in the case of any Product Improvements obtained by Knogo from third parties, this license shall be subject to the payment by Knewco of any royalty payable by Knogo with respect to a like use by Knogo.

                 (d) Neither Knogo nor Knewco shall have any liability to the other or any party claiming through the other for any infringement or misappropriation claims made by any third parties regarding Product Improvements or SuperStrip Improvements licensed by it pursuant to this Section 5 or any other rights licensed by a party hereto to the other under this Agreement, including the licenses pursuant to Sections 2(a) and 4. The initial express confirmation of a grant of a license to Product
Improvements or SuperStrip Improvements pursuant to this Section 5 may, however, be relied on by the licensee and any sublicensee as evidencing an absence of any knowledge or belief on the part of the licensor at the time of such confirmation that the subject matter of the licensor's Product Improvements or SuperStrip Improvements violates any third party's patent or other intellectual property rights.

                 (e) The Divestiture Agreement provides that Knewco shall have all rights in the Product Technology and SuperStrip Technology required for its business in the Knewco Territory and that Knogo shall have all rights in the Product Technology and SuperStrip Technology required for its business outside the Knewco Territory. For avoidance of doubt, each party hereto also grants to the other fully-paid, non-exclusive, perpetual license in the granting party's Product Technology and SuperStrip Technology, which license shall be subject to the same provisions and limitations as to practice and use as are set forth in Section 5(a) (in the case of such license granted to Knogo) and Section 5(c) (in the case of such license to Knewco), subject to any applicable provisions of this Agreement; provided, however, that such limitations under Section 5(a) shall not apply in the case of Knogo's rights under the Knewco SuperStrip Patent Rights and Knewco SuperStrip Technology, which are governed by Section 2(a)(ii). Further, to the extent that the Knewco Product Patent Rights or Knewco SuperStrip Patent Rights are applicable in territories not included in the Knewco Territory (e.g., the U.S. Virgin Islands), the foregoing license from Knewco to Knogo shall also include an exclusive license to practice and use such patent rights in such territories.

                 6. SALES TO MANUFACTURERS FOR SOURCE LABELLING. Notwithstanding any territorial restriction in any license granted under
Section 2(a), 4(a) or 5 of this Agreement, (i) Knewco shall have the further right and license to sell SuperStrip or, if applicable, other label material included in Products, to manufacturers or distributors of merchandise located outside the Knewco Territory, but only to be embedded in or affixed to such merchandise for source labelling purposes, and only if such merchandise is to be sold by such manufacturers or distributors for sale and use in the Knewco Territory, and (ii) Sensormatic shall have the further right and license to sell any such label material included in Products to manufacturers or distributors of merchandise located inside the Knewco Territory, but only to be embedded in or affixed to such merchandise for source labelling purposes, and only if such merchandise is to be sold by such manufacturers or distributors for sale and use outside the Knewco Territory. (Sensormatic has such rights in the Knewco Territory with respect to SuperStrip, as provided in Section 2(a)(ii).) It shall be a condition to the respective foregoing rights that each such manufacturer or distributor agrees in writing to be bound by the foregoing restriction applicable to the party from which such manufacturer or distributor purchases such material.

                 7. CERTAIN PATENT MATTERS. Sensormatic shall not assert the Pinned Wall Patent Rights against Knewco or any of its Affiliates of which it owns a majority of the voting power, or customers, with respect to the manufacture, sale or use of SuperStrip material in the Knewco Territory for use in the Knewco Territory. The foregoing agreement shall not apply to any successor or assign of Knewco, or any licensee or sublicensee of Knewco (other than for the purpose of having SuperStrip made for Knewco or an Affiliate referred to in the preceding sentence for sale and use in accordance with the limitations applicable to Knewco under this Agreement and the Divestiture Agreement), and shall terminate and become void in the event of a Change of Control of Knewco.

                 8.       CONFIDENTIALITY.

                 (a) CONFIDENTIALITY. Each of the parties understands and acknowledges (i) that as a result of the transactions contemplated by this Agreement, each of them may become informed of, and have access to, confidential information regarding inventions, trade secrets, technical information, know-how, plans, specifications and other information respecting Products, Product Technology, Product Improvements, SuperStrip and SuperStrip Technology, and (ii) that such information is held by it in trust and solely for the benefit of the parties in accordance with their respective interests pursuant to this Agreement and any other written agreement between them. The parties shall not, at any time, reveal, report, publish, transfer or otherwise disclose to any person or entity, or use, any of the other's confidential information, except for use as contemplated by this Agreement or such other agreements. This Section 8 shall not be construed to restrict Knogo's or Sensormatic's disclosure or use of any information acquired or obtained by it other than pursuant to this Agreement, including without limitation any information acquired by Knogo pursuant to the Divestiture Agreement or any information acquired or obtained by Sensormatic in the course of its business.

                 The foregoing obligations of confidentiality shall not apply to information of a party which lawfully comes into the possession of the receiving party and which (i) is received from a third party without violation of any confidentiality obligations in favor of the other party with respect to such information, (ii) can be demonstrated to have been previously known to the receiving party, (iii) is or becomes part of public or industry knowledge through no conduct of the receiving party or (iv) can be demonstrated to have been independently developed by the receiving party.

                 (b) PERMITTED DISCLOSURE. The foregoing shall not prohibit the disclosure by either party of confidential information to its employees who have a need to know such information for the purposes of this Agreement or to its counsel, so long as such persons shall be obligated to hold such information in confidence to the same extent as provided herein.

                 (c) SPECIAL PRECAUTIONS. On the written request of either party, the other shall forthwith adopt any special precautions as may be reasonably necessary to prevent any unauthorized disclosure of any of the requesting party's confidential information and shall cause its employees, agents and associates to forthwith adopt such special precautions. If the adoption of such precautions would involve unusual expense, the requesting party shall bear the cost incurred by the other in adopting such precautions.

                 (d) INJUNCTIVE RELIEF. Because neither party would have an adequate remedy at law to protect its business from the unfair competition of the other or to protect its interests in its confidential information and similar commercial assets, each of them shall be entitled to injunctive relief, in addition to such remedies and relief that would, in the event of a breach of the provisions of this Section 8 by the other, be available to it. In the event of such a breach, in addition to any other remedies, either party, as the case may be, shall be entitled to receive from the breaching party payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

                 (e) SURVIVAL. The provisions of this Section 8 shall survive any termination of this Agreement.

                 9.      ARBITRATION.

                 (a) GENERAL. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration before a single arbitrator in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award of the arbitrator shall be binding on the parties. Judgment on any award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                 (b) PROCEDURE. Each party consents to the jurisdiction of such arbitration and to such venue. The arbitrator shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties. Knogo appoints Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020, Attention: Kenneth W. Taber, Esq., and Knewco appoints Messrs. Stroock & Stroock & Lavan, Seven Hanover Square, New York,
New York 10004, Attention: David H. Kaufman, Esq., as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on either party, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

                 10. DELAYED TRANSFERS UNDER MERGER AGREEMENT. In the event that ownership of any Acquired Subsidiary (as defined in the Merger Agreement) is managed by Knewco on an interim basis, or is ultimately transferred to Knewco by the Escrow Agent pursuant to Section 10.2 of the Merger Agreement, the parties agree that any such Acquired Subsidiary shall be deemed to be covered by this Agreement as if it were a subsidiary of Knewco, and that the Knewco Territory, non-competition and other provisions of this Agreement shall be modified by the parties as may be necessary to equitably adjust their respective rights and obligations in order to enable Knewco to operate with respect to the business of any such Acquired Subsidiary. Knewco shall abide by Section 5.1 of the Merger Agreement with respect to any such Acquired Subsidiary, unless and until transferred to Knewco thereunder.

                 11. NON-AGENCY. For all purposes of this Agreement, each party shall be an independent contractor, and not an agent, partner or joint venturer, of the other.

                 12. NO ASSIGNMENT. Neither party shall assign, subcontract or otherwise transfer this Agreement or any right or interest in or to this Agreement without the prior consent of the other, except that either party may assign this Agreement to any parent corporation or wholly-owned subsidiary or to any successor to all or a substantial portion of its business.

                 13. COMMUNICATIONS. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in an airmail postage prepaid registered or certified envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

                 If to Knogo or Sensormatic:

                          Sensormatic Electronics Corporation
                          500 N.W. 12th Avenue
                          Deerfield Beach, Florida 33442
                          Attention:   Corporate Counsel
                                       Facsimile No.: (305) 420-2561
                                       and
                                       Vice President of Corporate Development
                                       Facsimile No.: (305) 420-2964

                 With a copy to:

                          Christy & Viener
                          620 Fifth Avenue
                          New York, New York 10020
                          Attention:   Anthony J. Carroll, Esq.
                                       Facsimile No.: (212) 632-5555

                 If to Knewco:

                          Knogo North America Inc.
                          350 Wireless Boulevard
                          Hauppauge, New York 11788
                          Attention:   Thomas A. Nicolette
                                       Facsimile No.: (516) 232-2812

                 With a copy to:

                          Stroock & Stroock & Lavan
                          Seven Hanover Square
                          New York, New York 10004
                          Attention:   David H. Kaufman, Esq.
                                       Facsimile No.: (212) 806-6006

                 14. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision.

                 15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

                 16. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

                 17. CONSTRUCTION. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Sections and Schedules are to the sections and exhibits of this Agreement. As used herein, the singular includes the plural.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                           KNOGO CORPORATION


                                           By
                                             ---------------------------------
                                             Thomas A. Nicolette
                                               President

                                           KNOGO NORTH AMERICA INC.


                                           By
                                             ---------------------------------
                                             Thomas A. Nicolette
                                               President


                 Effective as of the Effective Time under the Merger Agreement, Sensormatic Electronics Corporation, as successor to Knogo Corporation, shall become a party to the foregoing License Agreement and acknowledges and accepts such Agreement.

                                           SENSORMATIC ELECTRONICS CORPORATION


                                           By
                                             ---------------------------------
                                             Name:
                                             Title: